Exhibit 99.2

Pier 1 Imports, Inc. to Present at the Oppenheimer 14th Annual Consumer Conference

FORT WORTH, Texas--(BUSINESS WIRE)--June 23, 2014--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it is participating in the Oppenheimer 14th Annual Consumer Conference being held June 24th – 25th at the Four Seasons Hotel in Boston. Cary Turner, Senior Executive Vice President and Chief Financial Officer, will make a presentation on Wednesday, June 25th during which he will provide a general update on the Company’s business.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400